EXHIBIT 5

                         Duane, Morris & Heckscher LLP
                        1667 K Street, N.W., Suite 700
                         Washington, D.C.  20006-1608
                                (202) 776-7800



                                April 22, 1998



Zions Bancorporation
Suite 1380
One South Main
Salt Lake City, Utah  84111

Gentlemen:

      We have acted as counsel to Zions Bancorporation ("Zions") in connection with the Agreement and Plan of Reorganization dated as of December 19, 1997, among SBT Bankshares, Inc.(the "Company"), State Bank and Trust of Colorado Springs (the "Bank"), Zions, Val Cor Bancorporation, Inc. ("Val Cor"), and Bank Colorado, National Association (successor-in-interest to Valley National Bank of Cortez) ("Bank Colorado"), a related Agreement of Merger between the Company and Val Cor, and a related Agreement of Consolidation between the Bank and Bank Colorado (collectively, the "Plan of Reorganization"), whereby the Company will be merged into Val Cor, with Val Cor being the surviving corporation (the "Holding Company Merger") and the Bank will consolidate with Bank Colorado to form a new national banking association (the "Bank Consolidation"; the Holding Company Merger and the Bank Consolidation being referred to herein collectively as the "Reorganization"). Upon consummation of the Reorganization, the holders of the outstanding shares of Company Common Stock will receive in the aggregate up to 625,000 shares of Zions Common Stock, no par value ("Zions Common Stock"). Upon the effective date of the Reorganization, the shares of Company Common Stock will be canceled and immediately converted into the right of holders of Company Common Stock to receive, in exchange for each share of Company Common Stock, that number of shares of Zions Common Stock calculated by dividing the product of the Consideration Number and the Collar Factor by the sum of the total number of shares of Company Common Stock issued and outstanding as of the Effective Date of the Reorganization and the Option Equivalent Number. "Consideration Number," "Collar Factor," and "Option Equivalent Number" are defined in the Plan of Reorganization.

      We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the aggregate maximum of 625,000 shares of Zions Common Stock into which outstanding Company Common Stock will be converted upon the Effective Date of the Reorganization. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

      In connection with this opinion, we have examined, among other things:

      (1)  an executed copy of the Plan of Reorganization, including the related
Agreement of Merger           and Agreement of Consolidation;

      (2) a copy certified to our satisfaction of the Restated Articles of Incorporation of Zions as in effect on the date hereof;



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Zions Bancorporation
April 22, 1998
Page 2



      (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on November 25, 1997, including resolutions approving the Plan of Reorganization; and

      (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.


      We have assumed for the purpose of this opinion that:

      (1) the Plan of Reorganization and the related Agreement of Merger and the Agreement of Consolidation have been duly and validly autho rized, executed, and delivered by the Company and the Bank to the extent they are parties thereto and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion; and

      (2) the Reorganization will be consummated in accordance with the terms of the Plan of Reorganization; and

      (3) all documents which must be submitted and filed with government authorities to effectuate the Reorganization will be so submitted and filed and all government approvals required by ss. 3.1 of the Plan of Reorganization shall have been obtained.

      We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have also assumed that the Plan of Reorganization has not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof and that the Reorganization will be consummated in accordance with the Plan of Reorganization.

      Based upon the foregoing, we are of the opinion that the shares of Zions Common Stock into which the outstanding shares of Company Common Stock will be converted in the Reorganization will, when issued in accordance with the terms of the Plan of Reorganization, be duly authorized, validly issued, fully paid and nonassessable shares of Zions Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ DUANE, MORRIS & HECKSCHER LLP